Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CytomX Therapeutics, Inc. Amended and Restated 2015 Equity Incentive Plan of our reports dated March 6, 2025, with respect to the financial statements of CytomX Therapeutics, Inc. and the effectiveness of internal control over financial reporting of CytomX Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California August 7, 2025